UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 31, 2022

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Olympus Boulevard, Suite 100
Dallas, Texas 75019

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

On October 31, 2022, Blucora, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TaxAct Holdings, Inc. (f/k/a Avantax Holdings, Inc.), a Delaware corporation and a direct subsidiary of the Company (“Holdings”), Franklin Cedar Bidco, LLC, a Delaware limited liability company (“Buyer”), and, solely for purposes of certain provisions thereof, DS Admiral Bidco, LLC, a Delaware limited liability company (“Guarantor”), pursuant to which the Company will sell its tax software business to Buyer for an aggregate purchase price of $720,000,000 in cash (subject to adjustment as set forth in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”). Buyer and Guarantor are affiliates of investment funds managed by Cinven Capital Management (VII) General Partner Limited. Guarantor has guaranteed the full payment and performance of all of Buyer’s obligations and liabilities under the Purchase Agreement.

The Transaction may not close before December 15, 2022 without Buyer’s consent. The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. Among other things, prior to the consummation of the Transaction, the Company will be subject to certain customary business conduct restrictions with respect to its operation of the tax software business as more fully set forth in the Purchase Agreement.

The Company has agreed to indemnify Buyer for losses arising out of or relating to (i) breaches of covenants that survive the closing of the Transaction, (ii) breaches of certain representations and warranties made by the Company or Holdings and characterized as fundamental, (iii) losses to the extent both arising from the pre-closing operation of the Company’s wealth business and not arising from the operation of the tax software business or from the operation of Buyer or any of its affiliates after the closing of the Transaction and (iv) certain taxes. Buyer has agreed to indemnify the Company for liabilities arising out of or relating to (i) breaches of Buyer’s or Holdings’ covenants that survive the closing of the Transaction and (ii) breaches of certain representations and warranties made by Buyer and characterized as fundamental. Subject to certain specified exceptions contained in the Purchase Agreement, each party’s representations and warranties characterized as fundamental will survive for a period of two years following the closing of the Transaction, after which time the non-breaching party will not have any recourse under the Purchase Agreement with respect to breaches thereof. Each of the Company’s and Buyer’s indemnification obligations are subject to limitations set forth in the Purchase Agreement.

Each party’s obligations to consummate the Transaction pursuant to the Purchase Agreement are subject to customary closing conditions as set out in the Purchase Agreement, including, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Buyer has obtained equity and debt financing commitments to finance the Transaction, and the consummation of the Transaction is not subject to any financing condition.

The Purchase Agreement includes certain termination rights for each of the Company and Buyer, including the right of either the Company or Buyer to terminate the Purchase Agreement if the closing of the Transaction has not occurred by January 15, 2023. The Purchase Agreement further provides that, in connection with a termination by the Company under certain specified circumstances in which Buyer has breached its obligations under the Purchase Agreement or Buyer is required to close the Transaction but fails to do so, the Company will be entitled to receive a termination fee of $28,800,000 from Buyer plus reimbursement of up to $4,000,000 of fees and expenses incurred by the Company or Holdings in connection with enforcing Buyer’s obligations to pay such termination fee.

From the date of the Purchase Agreement through the earlier of the closing or the termination of the Purchase Agreement, neither the Company nor Holdings may, directly or indirectly, take any action to knowingly initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to, any person (other than Buyer or its representatives) concerning any direct or indirect purchase of any of the outstanding shares of any entity to be purchased by Buyer in the Transaction or any merger or sale of a material portion of the assets of any entity to be purchased by Buyer in the Transaction.

The Company and Buyer will provide each other with certain transition services for an initial period of six months from the date of the closing of the Transaction.

The above description of the Purchase Agreement and the Transaction is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Holdings or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01.  Regulation FD Disclosure.

On November 1, 2022, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of October 31, 2022, by and among Blucora, Inc., TaxAct Holdings, Inc., Franklin Cedar Bidco, LLC and DS Admiral Bidco, LLC
99.1	Press Release issued by Blucora, Inc. on November 1, 2022
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2022

BLUCORA, INC.

By:	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal, Development and Administration Officer and Secretary

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